TO BE EFFECTIVE DECEMBER 27, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                     STRONG INTERNATIONAL EQUITY FUNDS, INC.

         The undersigned Assistant Secretary of Strong International Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to delete the Corporation's Class L series of the Strong Advisor International Core Fund, as indicated below.

         "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

         `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

                                                                               Authorized Number
     Class                                           Series                    of Shares

     Strong Advisor International Core Fund          Class A                   Indefinite
                                                     Class B                   Indefinite
                                                     Class C                   Indefinite
     Strong Foreign MajorMarketsSM Fund              Investor                  Indefinite
     Strong International Stock Fund                 Investor                  Indefinite
     Strong Overseas Fund                            Investor                  Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 9, 2001 in accordance with Sections 180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Corporation's Class L series of the Strong Advisor International Core Fund have been issued.

         Executed in duplicate on this 20th day of December, 2001.

                                         STRONG INTERNATIONAL EQUITY FUNDS, INC.


                                         By: /S/GILBERT L. SOUTHWELL, III
                                            ------------------------------------
                                            Gilbert L. Southwell, III
                                            Assistant Secretary


This instrument was drafted by:

Susan Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051